Exhibit 10.12

FIRST AMENDMENT

TO

ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT is entered into as of this 2nd day of February, 2004, by and between GULF BANK, a Florida banking corporation (“Seller”) and PAN AMERICAN BANK, a Florida banking corporation (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser entered into that certain Asset Purchase Agreement dated as of October 9, 2003 (“Purchase Agreement”) pursuant to which Seller is to transfer and assign to Purchaser certain assets of Seller and pursuant to which Purchaser is to assume certain liabilities of Seller; and

WHEREAS, on January 30, 2004, the Federal Reserve Bank of Atlanta approved the transaction contemplated by the Purchase Agreement (with the Florida Office of Financial Regulation having previously approved the same), but with the requirement that such transaction not be consummated before the fifteenth calendar day following January 30, 2004 (“FED Approval”); and

WHEREAS,  the parties desire to amend the Purchase Agreement as hereinafter set forth to permit the closing of the Purchase Agreement to be in compliance with the FED Approval.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Terms defined in the Purchase Agreement are used herein as so defined.

2.

Seller and Purchaser hereby agree that the Closing of the Purchase Agreement shall take place at 1:30 P.M. on Tuesday, February 17, 2004, at the offices of Greenberg Traurig in Miami, Florida.  All references in the Purchase Agreement to January 31, 2004, shall be changed to February 17, 2004.

3.

Purchaser and Seller hereby irrevocably instruct the Escrow Agent to deliver the Deposit in the amount of $500,000, plus interest thereon, to Seller, which Deposit shall be deemed to have been fully earned by Seller on the date hereof and shall become the sole property of Seller.  Upon the Closing, such Deposit shall be credited against the Purchase Price to be paid by Purchaser to Seller.

4.

No later than Noon on Wednesday, February 4, 2004, Purchaser shall wire transfer to Escrow Agent, in accordance with the wire transfer instructions attached hereto as Exhibit A, the sum of $3,382,777.00, representing an estimate of the Remainder of the Purchase Price.  Such amount shall be held by the Escrow Agent in escrow pending the Closing of the transactions contemplated by the Purchase Agreement and pursuant to the Escrow Provisions attached as Exhibit A to the Purchase Agreement.

5.

Except as amended hereby, the Purchase Agreement shall remain in full force and effect.

GULF BANK

By:
Ambrosio Rodriguez, President

PAN AMERICAN BANK

By:
Michael Golden, Vice Chairman

CONSENT OF GUARANTOR

The undersigned, PAN AMERICAN BANCORP, a Delaware corporation, in its capacity as a guarantor of the obligations of PAN AMERICAN BANK under the Purchase Agreement, hereby consents to the foregoing First Amendment to Asset Purchase Agreement.

PAN AMERICAN BANK

By:
Michael Golden, President and CEO

EXHIBIT A

ESCROW AGENT’S WIRE TRANSFER INSTRUCTIONS

BANK:

GULF BANK

ROUTE NO.:

066011910

CREDIT TO:

KARP & GENAUER, P.A., TRUST ACCOUNT

Account No.:  0100184195-10

REFERENCE:

f/b/o GULF BANK – File No. 2111.02

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